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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Accounting and actuarial experts" and "Financial statements of John Hancock and the Account" in the Prospectus and to the use of our reports dated February 13, 2001, with respect to the financial statements of John Hancock Mutual Variable Life Insurance Account UV, and dated March 16, 2001, with respect to the financial statements of John Hancock Life Insurance Company, included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-63654).


                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP


Boston, Massachusetts
October 11, 2001